As filed with the Securities and Exchange Commission on June 22, 2001.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                           Date of Report (Date of earliest
event reported):
                                  June 21, 2001


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)

        Florida                      1-13666                     59-3305930
(State or other jurisdiction  (Commission file number)         (IRS employer
 of incorporation)                                           identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
             (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

                  On June 21, 2001, the Registrant issued a news release entitled "Darden Restaurants Reports Record Annual and Fourth Quarter Earnings Per Diluted Share; Smokey Bones to Expand Nationally," and a copy is being filed herewith as Exhibit 99.1.

                  On June 21, 2001, the Registrant issued a news release entitled "Darden Restaurants Announces National Expansion of Smokey Bones BBQ Sports Bar," and a copy is being filed herewith as Exhibit 99.2.


Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

                  (c)      Exhibits.

                           Exhibit Number
                           (by reference to
                            Item 601 of
                            Regulation S-K)      Description

                                 99.1            Press Release dated June 21,
                                                 2001, entitled "Darden
                                                 Restaurants Reports Record
                                                 Annual and Fourth Quarter
                                                 Earnings Per Diluted Share;
                                                 Smokey Bones to Expand
                                                 Nationally."

                                 99.2            Press Release dated June 21,
                                                 2001, entitled "Darden
                                                 Restaurants Announces National
                                                 Expansion of Smokey Bones BBQ
                                                 Sports Bar."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 21, 2001                           DARDEN RESTAURANTS, INC.



                                                By: /s/ Paula J. Shives
                                                   ----------------------------
                                                   Paula J. Shives
                                                   Senior Vice President,
                                                   General Counsel and Secretary

                                INDEX TO EXHIBITS


Exhibit Number        Description of Exhibit                             Page

       99.1           Press Release dated June 21, 2001, entitled          5
                      "Darden Restaurants Reports Record Annual and Fourth Quarter Earnings Per Diluted Share;
                      Smokey Bones to Expand Nationally."

       99.2           Press Release dated June 21, 2001, entitled          9
                      "Darden Restaurants Announces National Expansion of Smokey Bones BBQ Sports Bar."

                                                               EXHIBIT 99.1

          DARDEN
        RESTAURANTS
Red Lobster(R)Olive Garden(R)
Bahama Breeze(R)Smokey Bones(R)
    www.darden.com
                                                         NEWS/INFORMATION
                                                        Corporate Relations
                                                        P.O. Box 593330
                                                        Orlando, FL  32859

                                 Contacts:
                                 (Analysts)  Matthew Stroud     (407) 245-5550
                                 (Media)     Rick Walsh         (407) 245-5366
FOR RELEASE
June 21, 2001
4:30 PM EDT

                  DARDEN RESTAURANTS REPORTS RECORD ANNUAL AND
                   FOURTH QUARTER EARNINGS PER DILUTED SHARE;
                        SMOKEY BONES TO EXPAND NATIONALLY

ORLANDO, FL - Darden Restaurants, Inc. today reported record earnings per diluted share of $1.59 for the fiscal year ended May 27, 2001 on earnings after tax of $197.0 million. This represents a 21% increase in annual earnings per diluted share, excluding an unusual fourth quarter non-operating gain last year.

For the Company's fourth quarter, earnings per diluted share increased 16% to 50 cents, excluding last year's unusual fourth quarter non-operating gain, on earnings after tax of $61.0 million. Darden, the world's largest casual dining company, said full year sales increased nearly 9% to $4.02 billion. Fourth quarter sales increased nearly 8% to $1.08 billion, propelled by comparable-restaurant sales gains at Red Lobster and Olive Garden that again exceeded the casual dining industry average.

"This has been another outstanding year for Darden Restaurants," said Joe R. Lee, Chairman and Chief Executive Officer. "Despite an uncertain economic environment, we once again achieved record sales and earnings. That's a tribute to the work we've done to get better at everything we do, which serves us well in any environment. We've also put in place the right strategies for current conditions, with even greater emphasis on providing terrific customer experiences at an attractive value."

Darden reported that Olive Garden had a 7.1% increase in same-restaurant sales for the fourth quarter, its 27th consecutive quarter of comparable-restaurant sales growth, bringing Olive Garden's same-restaurant sales increase for the fiscal year to 7.2%. Red Lobster's same-restaurant sales rose 3.8% for the fourth quarter, its 14th consecutive quarter of comparable-restaurant sales growth, resulting in a same-restaurant sales increase of 5.9% for the year.

"Bahama Breeze and Smokey Bones BBQ Sports Bar also made tremendous progress this year," said Lee. "Both enjoyed strong openings in new markets and excellent sales and traffic in existing restaurants. As a result of Smokey Bones BBQ's success, we've decided to expand it nationally with plans to double the number of restaurants in fiscal 2002. Red Lobster and Olive Garden's sustained same-restaurant sales growth and steady new restaurant growth, and the excitement Bahama Breeze and Smokey Bones are creating, put us well on the way to realizing our long-term goal - which is to be the best company in casual dining, now and for generations."

Highlights for the quarter ended May 27, 2001, include the following:

o Annual earnings after tax were $197.0 million, or $1.59 per diluted share, on sales of $4.02 billion. Last year, earnings after tax before an unusual fourth quarter non-operating gain were $173.1 million, or $1.31 cents per diluted share, on sales of $3.70 billion.

o Earnings after tax in the fourth quarter were $61.0 million, or 50 cents per diluted share, on sales of $1.08 billion. Last year, earnings after tax before the unusual non-operating gain were $54.4 million, or 43 cents per diluted share, on sales of $1.01 billion.

o Bahama Breeze opened two restaurants during the quarter, bringing its total number of restaurants to 21.

o Smokey Bones BBQ Sports Bar opened four restaurants, and now has nine restaurants in eight different markets.

o Darden purchased 2.0 million shares of its common stock in the fourth quarter, bringing the total number of shares repurchased during the year to
     8.4 million.

Operating Highlights

OLIVE GARDEN'S fourth quarter sales of $444.5 million were 8.8% above prior year, driven by a 7.1% same-restaurant sales increase. This is the 27th consecutive quarter of same-restaurant sales growth for Olive Garden, and builds on a 5.3% increase in the fourth quarter last year. Olive Garden's total sales for the fiscal year were $1.71 billion, up 8.5%, and its annual average sales per restaurant increased to $3.6 million - both record levels. Olive Garden had a double-digit percentage increase in operating profit for the 6th consecutive fiscal year.

"It has been another extremely rewarding year for our company," said Brad Blum, President of Olive Garden. "We again set new records for sales, operating profit, return on sales and return on capital. These record financial results are the product of our team's dedication to providing our guests with a genuine Italian dining experience. For us, this means fresh, simple, delicious Italian food, complemented by great wines and superior service in a comfortable, home-like environment. Our passion for delighting every guest is how we intend to achieve even greater success."

RED LOBSTER'S fourth quarter sales of $601.5 million were 4.4% above prior year, generated largely from a 3.8% same-restaurant sales increase. This 14th consecutive quarter of growth comes on top of Red Lobster's 13.1% same-restaurant sales increase in last year's fourth quarter. Total sales of $2.20 billion for the fiscal year were 6.4% above last year and average sales per restaurant for the year were $3.4 million - record levels for Red Lobster. Operating profits for the fiscal year increased at a double-digit percentage rate.

"We had a terrific year, delivering record sales and profit," said Dick Rivera, President of Red Lobster. "Our leadership teams and frontline crews continued to excite and delight guests with the changes we've made in our look, our offerings and our service. I'm particularly pleased because we overcame the challenges of economic uncertainty, higher seafood costs and meaningful utility cost increases. We intend to build on the success we had this year by staying true to our strategy of providing guests a fresh approach to casual dining with great seafood, good times and hospitality."

BAHAMA BREEZE opened two restaurants during the quarter bringing the total number in operation to 21 restaurants. The latest restaurants are located in Las Vegas and Phoenix. Bahama Breeze now operates restaurants in 15 different markets located in 12 states. Annual sales for Bahama Breeze were nearly $100 million in fiscal 2001, with 14 restaurants open the full year. Bahama Breeze expects to open eight to ten restaurants in fiscal 2002.

SMOKEY BONES BBQ SPORTS BAR opened four restaurants during the quarter, and now has nine units in operation. The newest are in Aurora, IL (Chicago), Springfield, MA, Pontiac, MI (Detroit), and Fairview Heights, IL (St. Louis). Citing the tremendously positive response Smokey Bones has received from guests, and its strong financial dynamics, Darden has announced plans to expand the concept nationally. Eight to ten restaurants are planned for fiscal 2002.

Other Actions

Darden continued the buyback of its common stock, purchasing 2.0 million shares in the fourth quarter. Since its repurchase program commenced in December 1995, the Company has repurchased a total of 52.5 million shares under authorizations totaling 64.6 million shares.

The Board of Directors announced the Company's Annual Meeting of Shareholders would be held on September 20, 2001 at the Hyatt Regency Hotel at the Orlando International Airport. The Board of Directors declared the record date of July 23, 2001 for shareholders entitled to vote at the Annual Meeting.

May 2001 Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week May fiscal month ended May 27, 2001. This period is the last month of the Company's fiscal 2001 fourth quarter.
                                       7

Same-restaurant sales at Olive Garden were up 3% to 4% for the month. This reflected a 2% to 3% increase in pricing and a 1% increase in check average due to menu mix changes. Guest counts were unchanged. Olive Garden featured its "Tour of Italy" promotion for $9.95 from April 30 to May 6 and May 14 to May 27. In fiscal May of last year, Olive Garden had a 7% to 8% same-restaurant sales increase.

Same-restaurant sales at Red Lobster were up 3% to 4% for the month driven by a 3% to 4% increase in pricing, a 2% increase in check average due to menu mix changes and a 2% decline in guest traffic. Red Lobster's Lobsterfest promotion began February 26 and continued through May 20. In fiscal May of last year, Red Lobster recorded an 11% to 12% same-restaurant sales increase.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants with annual sales of over $4 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.


                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

         5/28/00                                                         5/27/01

           622          Red Lobster USA                                   629
            32          Red Lobster Canada                                 32
           ---                                                            ---
           654          Total Red Lobster                                 661

           464          Olive Garden USA                                  472
             5          Olive Garden Canada                                 5
           ---                                                            ---
           469          Total Olive Garden                                477

            14          Bahama Breeze                                      21

             2          Smokey Bones BBQ                                    9
           ---                                                            ---

         1,139              Total Restaurants                           1,168

                                                                EXHIBIT 99.2


         DARDEN
       RESTAURANTS
Red Lobster(R)Olive Garden(R)
Bahama Breeze(R)Smokey Bones(R)
    www.darden.com
                                                         NEWS/INFORMATION
                                                        Corporate Relations
                                                        P.O. Box 593330
                                                        Orlando, FL  32859

                                 Contacts:
                                 (Analysts)  Matthew Stroud     (407) 245-5550
                                 (Media)     Rick Walsh         (407) 245-5366
FOR RELEASE
June 21, 2001
4:15 PM EDT


                      DARDEN RESTAURANTS ANNOUNCES NATIONAL
                    EXPANSION OF SMOKEY BONES BBQ SPORTS BAR

ORLANDO, FL -Darden Restaurants, Inc. today announced it will begin national expansion of Smokey Bones BBQ Sports Bar, a casual dining restaurant concept featuring great tasting barbecue and exciting sports viewing action. Since opening the first restaurant in September 1999, Darden has tested a total of nine restaurants in eight different markets located in Florida, the Midwest and Northeast. Each restaurant has opened to large, enthusiastic crowds and received positive acclaim from critics and consumers alike.

"We are excited about the tremendous opportunity we see in Smokey Bones BBQ Sports Bar," said Joe R. Lee, Darden's Chairman and Chief Executive Officer. "Smokey Bones passed every test with flying colors from the first restaurant opening in Orlando in September 1999 to our most recent openings in Detroit and St. Louis. Guest response has been fantastic. Sales have exceeded our expectations in every market and the financial dynamics of this concept are compelling. Our New Business team has once again created a concept that is unique and that responds to sustaining consumer demand. Long-term, we feel this business has the potential to achieve the size of Olive Garden or Red Lobster and we will expand it in a disciplined manner."

Smokey Bones BBQ Sports Bar is an energetic casual dining restaurant that combines barbecue style food with a sports bar environment in a mountain lodge decor. Darden reported that the concept has shown broad appeal across demographics and geography. The menu contains a variety of barbecue favorites such as pulled pork, baby back ribs, chicken, beef brisket and smoked St. Louis style ribs. Scattered throughout the restaurant interior are 40 televisions broadcasting a variety of sports and other entertainment. The dining room is anchored by a large, full-service bar featuring premium brands, a variety of wines and 30 different types of beer by the bottle or on draught. A typical restaurant size is approximately 8,000 sq. feet with seating capacity for over 250 people.

"Smokey Bones is a fun concept and it combines the best of great barbecue and broadcast entertainment," said Blaine Sweatt, President of the New Business Division. "Our research told us that the combination of barbecue and sports in a relaxed environment would have broad appeal. We were also looking to provide an occasion that does not compete with those offered at Red Lobster, Olive Garden and Bahama Breeze. Smokey Bones is delivering on each of these objectives. To make sure it continues to excel as it expands, we have an experienced leadership team in place, supported by a fully developed infrastructure for operations supervision, employee selection and training and financial control."

Smokey Bones is headed by 30-year Darden veteran Bob Mock, who joined the concept as President in late 1999. Prior to assuming leadership of Smokey Bones, Mock was Executive Vice President of Operations at Olive Garden, where he helped Brad Blum, Olive Garden's President, reinvigorate the Italian casual dining restaurant company. He began his career as a dishwasher in one of the first Red Lobster restaurants in 1969.

 "I am thrilled about where we can take this business," said Bob Mock. "We're off to a great start and the entire team is enthusiastic about moving to national expansion. We anticipate opening another eight to ten restaurants in fiscal 2002, doubling our current size. Our vision is simple - we want to be known for the friendliness of our people, who serve great tasting barbecue in an energetic atmosphere to every guest, every time."

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants with annual sales of over $4 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.